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                                                                    EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 2, 1996 (except with respect to the information in Note 8 as to which the date is February 20, 1996) with respect to the financial statements of BioTek Solutions, Inc. (and to all references to our Firm included in or made a part of this Registration Statement (Form S-1)).


                                        /s/ Arthur Andersen LLP
                                        --------------------------------
                                        ARTHUR ANDERSEN LLP

Los Angeles, California
December 18, 1996